Exhibit 99.3

Profile Bancorp, Inc. Subscription & Community Offering Stock Order Form
Profile Bank, FSB Conversion Center xxxxxxx Rochester, NH 03867 xxx-xxx-xxxx	Expiration Date for Stock Order Forms: xxxday, Xxxx xx, 2007 _:___ p.m., Eastern time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =		(2) Total Payment Due	Minimum number of shares: 25 shares ($250) Maximum number of shares: 10,000 shares ($100,000) Maximum number of shares for associates or group: 20,000 shares ($200,000) See Instructions.
$

(3) Employee/Officer/Director Information

☐	Check here if you are an employee, officer or director of Profile Bank, FSB or member of such person’s immediate family living in the same household.

(4) Method of Payment by Check

Enclosed is a check, bank draft or money order payable to Profile Bancorp, Inc. in the amount indicated in this box.	Total Check Amount	$		.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Profile Bank, FSB There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Profile Bank, FSB cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) to Withdraw		$ Withdrawal Amount

		$		.

		$		.

(6) Purchaser Information

Subscription Offering - Check here and list account(s) below if you are:

☐	a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2006.
☐	b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on September 30, 2007 but you are not an Eligible Account Holder.
☐	c. An Other Member with a deposit account(s) on Xxxxx xx, 2007 or a borrower with a loan outstanding as of July 26, 2007 that continued to be outstanding as of Xxxx xx, 2007 but you are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering - Check here if you:

☐	d. Are an other community member (Indicate county of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:

☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)	SS#/Tax ID#	è
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	è

(8) Stock Registration & Address:

Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to - Street:

City:			State:		Zip Code:
(9) Telephone Daytime/Evening	( )	—	( )	—		County of Residence

(10) ☐ Associates/Acting in Concert – Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Profile Bank no later than _:             p.m., Eastern time, on Xxxx xx, 2007, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Profile Bank, this stock order form may not be modified, withdrawn or canceled without Profile Bank’s consent and if authorization to withdraw from deposit accounts at Profile Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and stock issuance of Profile Bancorp MHC described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Profile Bancorp, Inc.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Profile Bank, Profile Bancorp MHC and Profile Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

Bank Use

Signature	Date	Signature	Date
è		è

SIGNATURE REQUIRED ON REVERSE SIDE ALSO

Item (6) Purchaser Account Information continued:

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) a corporation or organization, other than Profile Bancorp MHC, Profile Bancorp, Inc or Profile Bank or a majority-owned subsidiary of Profile Bancorp MHC, Profile Bancorp, Inc. or Profile Bank, of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Profile Bancorp MHC, Profile Bancorp, Inc. or Profile Bank in which such person has a substantial interest or may serve as trustee or in a similar fiduciary capacity; and

(3) any person who is related by blood or marriage to such person and who either has the same home as such person or who is a director or officer of Profile Bancorp MHC, Profile Bancorp, Inc. or Profile Bank or any of their subsidiaries.

(4) any person acting in concert with the persons or entities specified above.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY PROFILE BANCORP MHC, PROFILE BANCORP, INC., PROFILE BANK, FSB, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Michael E. Finn, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Profile Bancorp, Inc. (the “Company”), the holding company for Profile Bank, FSB, I received a prospectus of the Company dated             , 2007 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:

1.	Our increased emphasis on commercial lending may expose us to increased lending risks.

2.	Rising interest rates may further compress our interest rate spread, which would hurt our profits.

3.	Because most of our borrowers are located on the areas surrounding our branches, a downturn in the local economy or a decline in local real estate values could cause increases in nonperforming loans, which could hurt our profits.

4.	If we do not achieve profitability on new branches, the new branches may hurt our earnings.

5.	The loss of senior management could hurt our operations.

6.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

7.	Strong competition within our market area could hurt our profits and slow growth.

8.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

9.	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

10.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

11.	Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

12.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

13.	Issuance of shares for benefit programs may dilute your ownership interest.

14.	Profile Bancorp MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

15.	Office of Thrift Supervision policy on remutualization transactions could prevent acquisition of Profile Bancorp, which may adversely affect our stock price.

16.	Office of Thrift Supervision regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may affect our stock price.

17.	Our stock price may decline when trading commences.

18.	We expect there to be a limited market for our common stock, which may adversely affect our stock price.

19.	Our contribution to Profile Bank Charitable Foundation may not be tax deductible, which could reduce our profits.

20.	Establishment of Profile Bank Charitable Foundation will reduce our profits for fiscal year 2008.

(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature	Date	Signature	Date
è		è

Print Name		Print Name

THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Profile Bancorp, Inc.

STOCK OWNERSHIP GUIDE

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Hampshire Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NH (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-03 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 – Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of reorganization and stock issuance outlined in the prospectus, the maximum purchase in any category of the subscription offering is $100,000 (10,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $10,000 (10,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $200,000 (20,000 shares) of common stock.

Item 3 – Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Profile Bank or a member of such person’s immediate family living in the same household.

Item 4 – Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Profile Bancorp, Inc. Payment in cash may be made only if delivered in person. Your funds will earn interest at Profile Bank’s passbook rate of interest until the stock offering is completed.

Item 5 – Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Profile Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a.	Check this box if you had a deposit account(s) totaling $50.00 or more on March 31, 2006 (“Eligible Account Holder”).

b.	Check this box if you had a deposit account(s) totaling $50.00 or more on September 30, 2007 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c.	Check this box if you had a deposit account(s) on Xxxx xx, 2007 or a loan outstanding as of July 26, 2007 that continued to be outstanding as of Xxxx xx, 2007 but are not an Eligible Account Holder or Supplemental Account Holder (“Other Member”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d.	Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 – Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) and County

Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 11 – Acknowledgement

Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Profile Bancorp, Inc. no later than _______:            p.m., Eastern time, on xxxx, 2007 or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by overnight delivery to the Conversion Center address indicated on the front of the stock order form, or by hand delivery to any full service office of Profile Bank.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Conversion Center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Profile Bank, Conversion Center xxxxxxxx, Rochester, NH 03867